             [LETTERHEAD OF MOHAWK INDUSTRIES, INC. APPEARS HERE]

For Release:    Immediately

Contact:        John D. Swift, Chief Financial Officer

                       MOHAWK INDUSTRIES, INC. ANNOUNCES
                       RECORD FIRST QUARTER 2000 RESULTS

Calhoun, Georgia, April 18, 2000 - Mohawk Industries, Inc. (NYSE: MHK) today announced that diluted earnings per share (EPS) were a first quarter record of $0.61 per share (33% above last year) or $33,997,000 in net earnings. This compares to EPS in the first quarter of 1999 of $0.46 per share or $27,892,000 in net earnings. This improvement in net earnings was a result of higher sales and gross earnings and lower selling, general and administrative expenses as a percentage of net sales. Net sales for the quarter increased 8% to $765,083,000 compared to $707,167,000 for the first quarter of 1999. This sales increase was attributable to internal growth and the impact of a full quarter of results from the Image acquisition. Sales, excluding the effect of the Image acquisition, increased 6% over the same period in 1999. Gross earnings dollars increased very favorably despite cost increases related to oil prices that have impacted many phases of the business. Gross earnings percent to net sales was basically flat with last year as oil related cost increases were offset by productivity improvements, selling price increases and the previously announced change in depreciable lives of fixed assets. The reduction in selling, general and administrative expenses as a percentage of net sales results from better cost control and better leveraging of these costs with higher sales volume.

In commenting on the first quarter performance, David L. Kolb, Chairman and CEO, stated, "Our results for the first quarter continue to reflect the strong customer acceptance of our products and the hard work of our dedicated employees. Seventeen consecutive quarters of record earnings (when compared to the same previous year's quarters) clearly indicates the company's ability to deal with changing business environments. We are very happy with these results and look forward to continued growth. We want to express our appreciation to our loyal customers and employees for helping us achieve these results. We believe that we have the people, the manufacturing capabilities, the marketing strategies, the distribution network and the Mohawk brand awareness to continue producing strong results in future periods.

As our stock price remains at levels below our expectations, we will continue the repurchase program previously authorized by our Board of Directors. During the first quarter, we purchased an additional 2,121,000 shares of our stock and we have purchased 6,136,000 shares since the inception of the program in September 1999. In addition, we continue to review and update our business strategies to introduce new products that we believe will add value to our company. We believe our customers want hard surface products that are associated with the respected Mohawk brand. We have recently introduced a line of hardwood flooring and we are expanding our tile and laminate programs.

Finally, we are very pleased with the recognition we received recently in the financial press. We made both the Fortune 500 list (as number 495) and the Forbes 500 list (as number 467) when ranked by net sales. Even more impressive, we ranked number 39 on Fortune magazine's list of the fastest growing companies (profits) for the period from 1994 through 1999 with a 31.6% annual growth rate."

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, new products and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Those statements are based on assumptions regarding the Company's ability to maintain its manufacturing capabilities, marketing strategies, distribution network and its Mohawk brand awareness. These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will, prove to be accurate. Forward-looking statements involve a number of risks and uncertainties. The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers; oil price increases; raw material prices; timing and level of capital expenditures; the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time; the successful introduction of new products; the successful rationalization of existing operations; and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Harbinger," "Helios," "Horizon," Image," "Karastan," "Mohawk Commercial," "World," and "Wunda
Weve." Mohawk offers a broad line of area and washable rugs branded by Karastan, Aladdin, Newmark & James and American Rug Craftsmen and decorative throw blankets, placemats, pi1lows and chairpads branded by American Weavers. Mohawk also offers a complete laminate product line and distributes carpet padding and ceramic tile. The Company markets its products primarily through retailers and dealers.

           There will be a conference call Wednesday, April 19, 1999
                           at 11:30 AM Eastern Time
                The telephone number to call is 1-800-603-9255.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES


                                                          Three Months Ended
Consolidated Statement of Earnings Data               --------------------------
(Amounts in thousands, except per share data)         Apr. 1, 2000  Apr. 3, 1999
                                                      ------------  ------------
Net sales                                               $765,083        707,167
Cost of sales                                            574,520        528,838
--------------------------------------------------------------------------------
 Gross profit                                            190,563        178,329
Selling, general and administrative expenses             124,857        122,665
--------------------------------------------------------------------------------
 Operating income                                         65,706         55,664
Interest expense                                           8,740          7,854
Other expense, net                                           773          1,708
--------------------------------------------------------------------------------
 Earnings before income taxes                             56,193         46,102
Income taxes                                              22,196         18,210
--------------------------------------------------------------------------------
 Net earnings                                           $ 33,997         27,892
===============================================================================
Basic earnings per share                                $   0.61           0.46
===============================================================================
Weighted-average common shares outstanding                55,611         60,565
===============================================================================
Diluted earnings per share                              $   0.61           0.46
===============================================================================
Weighted-average common and dilutive potential common
 shares outstanding                                       56,097         61,285
===============================================================================


Consolidated Balance Sheet Data
(Amounts in thousands)                                Apr. 1, 2000  Apr. 3, 1999
                                                      ------------  ------------

ASSETS

Current assets:
 Receivables                                          $  371,329      361,027
 Inventories                                             553.267      498,972
 Prepaid expenses                                         14,985        8,378
 Deferred income taxes                                    76,628       52,571
--------------------------------------------------------------------------------
  Total current assets                                 1,016,209      920.948
Property, plant and equipment, net                       626,276      591,626
Other assets                                             119,215      111,089
--------------------------------------------------------------------------------

                                                      $1,761,700    1,623,663
===============================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt                    $   33,920      197,087
 Accounts payable and accrued expenses                   420,400      381,550
--------------------------------------------------------------------------------
  Total Current liabilities                              454,320      578,637
Long-term debt, less current portion                     573,074      363,369
Deferred income taxes and other long-term liabilities     53,975       35,950
--------------------------------------------------------------------------------
  Total liabilities                                    1,080,369      977,956
--------------------------------------------------------------------------------
Total stockholders' equity                               681,331      645,707
--------------------------------------------------------------------------------
                                                      $1,761,700    1,623,663
===============================================================================

Dates for Future Press Releases and Conference Calls:

Press Release Conference Call

1st Qtr. 2000  April 18        April 19       11:30 a.m. (800-603-9255)
2nd Qtr. 2000  July 20         July 21        11:00 a.m.   "
3rd Qtr. 2000  October 19      October 20     11:00 a.m.   "
4th Qtr. 2001  February 8      February 9     11:00 a.m.   "